                                                                      EXHIBIT 11


                         NOVAVAX, INC. AND SUBSIDIARIES
                    COMPUTATION OF NET LOSS PER COMMON SHARE
                                  (Unaudited)



                                                  Three months ended
                                                      March 31,
                                                      ---------
                                                  1997          1996
                                                --------      --------
Net loss                                      $(1,209,622)   $(1,211,182)
                                              ============   ============

Weighted average of common
  shares outstanding                           10,889,546      9,942,936
                                              ============   ============


Net loss per common
  share outstanding                                $(.11)         $(.12)
                                                   =====          =====



    Common stock equivalents were not included in the above as they are antidilutive.





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